Exhibit 5.1

February 28, 2017

Peoples Financial Services Corp.
150 N. Washington Avenue
Scranton, Pennsylvania  18503

Re:                             Peoples Financial Services Corp.

Peoples Financial Services Corp. Long-Term Incentive Plan

Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to a Registration Statement on Form S-8 of Peoples Financial Services Corp. (the “Company”), which is being filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

The Registration Statement covers 129,207 shares of the Company’s class of common stock, $2.00 par value per share (the “Shares”), that may be issued as awards or may become issuable upon the exercise, vesting or conversion of awards granted and to be granted pursuant to the Peoples Financial Services Corp. Long-Term Incentive Plan (the “Plan”), formerly known as the Penseco Financial Services Corporation 2008 Long-Term Incentive Plan.

We have examined the Registration Statement, including the exhibits thereto, the Company’s articles of incorporation, the Company’s bylaws, the Plan and such other documents as we have deemed appropriate in rendering this opinion.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

Based on the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plan and any award agreements thereunder, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the Pennsylvania Business Corporation Law of 1988, as amended, including the statutory provisions and all applicable provisions of the Constitution of the Commonwealth of Pennsylvania and reported judicial decisions interpreting these laws, and the federal securities laws, each as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ PEPPER HAMILTON LLP
PEPPER HAMILTON LLP